Amenia, New York
Dated as of MAY 29, 2003

REVOLVING NOTE

FOR VALUE RECEIVED, including, but not limited to the Common Stock Warrant No. 1. to purchase up to one million five hundred thousand (1,500,000) shares of common stock of Borrower (as hereafter defined), of even date herewith issued to Lender (as hereafter defined), DYADIC INTERNATIONAL, INC., a Florida corporation ("Borrower"), promises to pay to the order of the MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended, (hereafter, together with any subsequent holder hereof, called "Lender"), at its main office at 193 Spyglass Court, Jupiter, Florida 33477, or at such other place as Lender may direct, on or before January 2, 2004, the scheduled maturity date hereof, the aggregate unpaid principal balance of each advance (a "Loan" and collectively the "Loans") made by Lender to Borrower hereunder. The total principal amount of Loans outstanding at any one time hereunder shall not exceed THREE MILLION AND NO/100 UNITED STATES DOLLARS ($3,000,000.00).

1. PAYMENTS OF INTEREST AND PRINCIPAL AND FEES.

1.1 Interest prior to Default. Interest shall accrue on the amount of the principal balance outstanding hereunder from time to time at the rate of eight percent (8.00%) per annum (the "Interest Rate"), and shall be paid on the Maturity Date (as hereinafter defined).

1.2 Interest after Default. From and after the occurrence of (i) any default in the payment of interest when due in accordance with the terms hereof, (ii) a Default (as hereinafter defined) under this Note, or (iii) the Maturity Date (as hereinafter defined) of this Note, whether by acceleration or otherwise, interest shall accrue on the amount of the principal balance outstanding hereunder at the Default Rate. The Default Rate shall be fourteen percent (14%) per annum. Interest accruing at the Default Rate shall be payable on demand.

1.3 Payment of Principal. Unless extended, the entire outstanding principal balance of all Loans and accrued interest thereon shall be due and payable on January 2, 2004 (or on the first Business Day thereafter, if said date is not a Business Day) ("Maturity Date"), unless earlier due and payable by reason of the acceleration of the maturity of this Note. As used herein, the term "Business Day" shall mean any day on which banking associations are required to be open for business in Jupiter, Florida.

1.4 Calculation of Interest. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month for which interest may be due.

1.5 Fees. All costs, expenses and charges incurred in connection with this Loan, including but not limited to documenting, evidencing, securing, filing, protecting or enforcing any of Lender's rights under the Loan Documents, whether the Loan closes or not, and unless otherwise agreed to in writing by the Lender, shall be charged to and be borne by Borrower, including but not limited to Lender's attorneys' fees.

2. REFERENCES TO COLLATERAL, FACILITY TYPE AND OTHER LOAN DOCUMENTS.

2.1 Committed Line of Credit. By its acceptance of this Note, Lender shall be deemed to have agreed to make available to Borrower, Loans as outlined herein prior to the first to occur of the Maturity Date indicated above, or the occurrence of an event which, after notice or the passage of time might become a "Default" (as defined below). From and after any such event, Lender may, but shall have no obligation whatsoever to, make any Loan hereunder or otherwise to extend credit to Borrower. Loans made hereunder which are repaid, provided no such event has occurred, may be reborrowed at any time prior to the Maturity Date, in accordance with the terms of this Note. Lender shall have no obligation to give Borrower or any other person or entity prior notice of the existence of any such event or Default or of any decision not to make any Loan or otherwise extend credit to Borrower.

2.2 Schedule. Lender is hereby authorized by Borrower at any time and from time to time, at Lender's sole option, to attach a schedule (grid) to this Note and to endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan. Lender's endorsements as well as its records relating to Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans.

2.3 Loan Requests. If Borrower wishes to obtain a Loan under this Note, Borrower shall notify Lender orally or in writing on a Business Day. Any such notice shall be irrevocable; if the notice is received after 10:00 AM Florida time, the Loan may not be available until the next Business Day.

(a) Each request for a Loan shall constitute and be deemed to be a representation and warranty by Borrower to Lender that: (i) no Default or Unmatured Event of Default (in each case as defined below) has occurred and is continuing as of the date of such request or would result from the making of the Loan; and (ii) Borrower's representations and warranties herein are true and correct as of such date as though made on such date.

(b) Upon receipt of each Loan request Lender in its sole discretion shall have the right to request that Borrower provide to Lender, prior to Lender's funding of the Loan, a certificate executed by Borrower's President or Treasurer, to the effect that the foregoing clauses (i) and (ii) are true and correct.

2.4 Collateral. This Note is secured without limitation as provided in the following and all related documents, in each case as amended, modified, renewed, restated or replaced from time to time (the Note and such other documents are collectively referred to herein as the "Loan Documents"):

(a) Security Agreement of even date herewith executed by Borrower; and

(b) UCC Financing Statements of even date herewith of Borrower.

3. **USE OF PROCEEDS**.

Borrower represents and warrants that the proceeds of this Note will be used solely for business purposes, and not for personal, family or household use, within the meaning of Federal Truth-in-Lending and similar state laws and regulations.

4. **REPRESENTATIONS.**

Borrower hereby represents and warrants to Lender that:

(a) Borrower and any "Subsidiary" (as defined below) are existing and in good standing under the laws of their state or other jurisdiction of formation, are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; the execution, delivery and performance of this Note and all related documents and instruments are within Borrower's powers and have been authorized by all necessary corporate action;

(b) the execution, delivery and performance of this Note and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with (i) any provision of law or charter, operating agreement or by-laws of Borrower or (ii) any agreement affecting Borrower or its property the contravention of or conflict with which would have a material adverse impact on the consolidated assets, condition or prospects of Borrower; and there has been no material adverse change in the business, condition, properties, assets, operations or prospects of Borrower or any guarantor since the date of the latest financial statements provided on behalf of Borrower or any guarantor to the Lender.

(c) "Subsidiary" means any corporation, partnership, joint venture, trust, company or other legal entity of which Borrower or its principals owns directly or indirectly fifty percent (50%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise.

5. **DEFAULT**.

The occurrence and continuation for more than ninety (90) days after written notice from Lender of any of the following events shall constitute a "Default":

(a) failure to pay any principal, interest or other amounts payable hereunder or failure to comply with or perform any agreement or covenant of Borrower contained herein; or failure to pay when and as due, any principal, interest, or other amounts payable to Lender under any other notes executed and delivered to Lender by Borrower; or

(b) any default, event of default, or similar event shall occur or continue under any other Loan Document, or any such Loan Document shall not be, or shall cease to be, enforceable in accordance with its terms; or

(c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower or any Subsidiary, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed; or

(d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Subsidiary to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

(e) any pledge of collateral security for this Note shall be repudiated or become unenforceable or incapable of performance; or

(f) Borrower or any Subsidiary shall fail to maintain their existence in good standing in their state of formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; or

(g) Borrower or any Subsidiary shall dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; or

(h) Mark A. Emalfarb, without his consent, ceases to be President, Chief Executive Officer and a director of Borrower; or

(i) any proceeding (judicial or administrative) shall be commenced against Borrower or any Subsidiary, or with respect to any assets of Borrower or any Subsidiary, which shall in the reasonable opinion of Lender threaten to have a material and adverse effect on the assets, condition or prospects of Borrower or any Subsidiary; or

(j) Borrower shall grant or any person (other than Lender) shall obtain a security interest in any collateral for this Note, other than those security interests in existence at the execution of this Note; Borrower or any other person shall perfect (or attempt to perfect) such a security interest; a court shall determine that Lender does not have a valid perfected security interest in any of the collateral for this Note enforceable in accordance with the terms of the related documents; or any notice of a federal tax lien against Borrower shall be filed with any public recorder which lien is not being contested by Borrower in good faith; or

(k) there shall be any material loss or depreciation in the value of any collateral for this Note for any reason, or Lender shall otherwise reasonably deem itself insecure; or, unless expressly permitted by the related documents, all or any part of any collateral for this Note or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred, or sold without Lender's prior written consent; or

(l) Borrower or any Subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

(m) The occurrence of any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower or any Subsidiary; or Borrower or any Subsidiary shall take any steps toward, or to authorize, such a proceeding.

Notwithstanding the foregoing, or anything contained herein or in any of the Loan Documents, Debtor's failure to pay all of the Liabilities on the Maturity Date shall constitute a Default, and Secured Party shall be under no obligation to provide any notice of the Maturity Date, or failure to pay, and Debtor shall have no right or opportunity to cure such Default

6. DEFAULT REMEDIES.

(a) Upon the occurrence and during the continuance of any Default specified in Section 5, Lender at its option may declare this Note (principal, interest and other amounts) immediately due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Default, Lender may exercise any rights and remedies under this Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

(b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Default or "Unmatured Event of Default" (as defined below), which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law. "Unmatured Event of Default" means any event or condition which might become a Default if continuing after notice or the passage of time or both.

7. **NO INTEREST OVER LEGAL RATE.**

Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

8. **PAYMENTS, ETC.**

All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if a Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. **LENDER AT ITS OPTION MAY MAKE THE LOAN HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING WITHOUT LIMITATION INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE.** All payments hereunder shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note or the proceeds, Lender or Borrower, by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.

9. **NOTICES.**

All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its main office indicated above, and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

10. **MISCELLANEOUS.**

This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Florida. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience

of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note. This Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Borrower expressly and irrevocably waives notice of dishonor or default as well as presentment, protest, demand and notice of any kind in connection herewith.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered as of the 29th day of MAY 2003, at Amenia, New York

DYADIC INTERNATIONAL, INC.

By [signature] as President
Name: Mark A. Emalfarb
Title: President

Address of Debtor for Notices:

140 Intracoastal Pointe Drive
Suite 404
Jupiter, Florida 33477

AMENDMENT TO
REVOLVING NOTE
DATED AS OF MAY 29, 2003

This Amendment ("**Amendment**") is made to that certain Revolving Note dated as of May 29, 2003 (the "**Note**"), executed by DYADIC INTERNATIONAL, INC., a Florida corporation ("**Borrower**"), payable to and delivered to the MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended (the "**Lender**").

RECITALS

The Note is secured pursuant to the terms of a Security Agreement dated as of May 29, 2003.

Lender owns and holds the Note. Borrower has requested that Lender extend the scheduled Maturity Date (as defined in the Note) under the Note to January 1, 2005.

For good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Borrower and Lender agree as follows:

AMENDMENT TO THE NOTE

All references in the Note to "January 2, 2004" shall be deleted in their entirety and are hereby replaced with "January 1, 2005".

This Amendment is attached to and forms an integral part of the Note.

This Amendment is executed and accepted at New York, New York on February 13, 2004 and shall be effective as of January 2, 2004.

DYADIC INTERNATIONAL, INC.

By: ______________________
Mark A. Emalfarb, President

Accepted:

MARK A. EMALFARB TRUST U/A/D October 1, 1987

By: ______________________
Mark A. Emalfarb, Trustee

SECOND AMENDMENT TO
REVOLVING NOTE
DATED AS OF MAY 29, 2003

This Second Amendment ("**Second Amendment**") is made to that certain $3,000,000 Revolving Note dated as of May 29, 2003, as amended by that certain amendment effective as of January 2, 2004 (the "**Note**"), executed by DYADIC INTERNATIONAL, INC., a Florida corporation ("**Borrower**"), payable to and delivered to the MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended (the "**Lender**").

RECITALS

A. The Note is secured pursuant to the terms of a Security Agreement dated as of May 29, 2003, as amended.

B. Lender owns and holds the Note.

C. Lender and Borrower are parties to that certain Inducement and Amending Agreement dated of even date herewith (the "**Inducement Agreement**"). Capitalized terms used but not otherwise defined herein shall have the meanings given such term in the Inducement Agreement.

D. As contemplated in the Inducement Agreement, the parties desire to amend the Note on the terms and subject to the conditions set forth herein.

AMENDMENT TO THE NOTE

For good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Borrower and Lender agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference and this Second Amendment shall be construed in accordance therewith.

2. Conditional Amendments. If the Merger is consummated, then, effective as of the date as of which the Merger is consummated (the "**Merger Effective Date**"):

(a) the Note shall be amended by deleting all references therein to "January 1, 2005" and inserting "January 1, 2007" in replacement thereof;

(b) Section 8 of the Note shall be amended by inserting the following at the end thereof: "Borrower shall have the right to prepay the principal amount and accrued interest at any time, in whole or in part, without premium or penalty.";

(c) all accrued and unpaid interest due under the Note as of the Merger Effective Date shall be added to the unpaid principal amount of the Note;

(d) Section 1.1 of the Note shall be amended by deleting the phrase "the Maturity Date (as hereinafter defined)" and inserting "each January 1, April 1, July 1 and October 1 following the Merger Effective Date (as such term is defined in that certain Second Amendment to this Note)" in replacement thereof;

(e) Section 5(g) of the Note shall be amended by deleting "merger," therefrom; and,

(f) Section 5(m) of the Note shall be amended by deleting "reorganization," therefrom.

Notwithstanding any provision of this Second Amendment to the contrary, if the Merger Agreement is terminated for any reason prior to the consummation of the Merger, the amendments contemplated by this Section 2 shall be null and void and of no force and effect.

3. <u>Attachment; Continued Effectiveness of Note</u>. This Second Amendment is attached to and forms and integral part of the Note. All of the provisions of the Note, as amended by this Second Amendment, shall remain in full force and effect.

4. <u>Counterparts</u>. This Second Amendment may be signed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

5. Execution; Effective Date. This Second Amendment is executed and accepted at New York, New York on ____________, 2004 and shall be effective as of August 19, 2004.

DYADIC INTERNATIONAL, INC.

By: ______________________
Mark A. Emalfarb, President

Accepted:

MARK A. EMALFARB TRUST U/A/D October 1, 1987

By: ______________________
Mark A. Emalfarb, Trustee